Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Current Report on Form 8-K of ConocoPhillips to be filed with U.S. Securities and Exchange Commission on or about November 22, 2024, of all references to our firm and information from our summary reports on the estimated quantities of certain proved reserves of oil and gas as of December 31, 2023, included in or made a part of Marathon Oil Corporation's Annual Report on Form 10-K for the year ended December 31, 2023.  We also consent to the incorporation by reference of our reports in the Registration Statements filed by ConocoPhillips on Form S-3 (File No. 333-273658) and Form S-8 (File Nos. 333-272065, 333-98681, 333-116216, 333-133101, 333-159318, 333-171047, 333-174479, 333-196349, 333-130967, 333-250183 and 333-280448).

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Richard B. Talley, Jr.
Richard B. Talley, Jr., P.E.
Chairman and Chief Executive Officer

Houston, Texas

November 22, 2024